Exhibit 10.6

OFFICE BUILDING LEASE

Summary of Basic Lease Terms

This Summary of Basic Lease Terms forms a part of the Office Building Lease between Landlord and Tenant covering the Premises in the Building as defined herein and these terms are incorporated in the Office Building Lease attached hereto.

A.	DATE: January 31, 2017

B.	LANDLORD: Havana Gold, LLC

C.	TENANT: Medicine Man Technologies, LLC.

D.	BUILDING: 4880 Havana, on the real property described in Exhibit A.

E.	PREMISES: Suite 200 as shown in YELLOW on Exhibit B attached.

F.	RENTABLE AREA shall mean 76,624 rentable square feet which is all rentable space available for lease in the Building as calculated by Landlord. If there is a significant change in the aggregate Rentable Area as a result of an addition thereto, partial destruction thereof, modification to building design, Building re-measurement or similar cause, which causes a reduction or increase in Rentable Area on a permanent basis, Landlord shall make such adjustments in the computation as shall be necessary to provide for any such changes.
G.	TENANT'S RENTABLE AREA: 12,097 square feet.

H.	TENANT'S PRO RATA SHARE shall initially mean 15.79%. If, thereafter, any changes are made to the Rentable Area of the Premises, Tenant's Pro Rata Share shall be recomputed by dividing the Tenant's Rentable Area by the Rentable Area and the resulting figure shall become Tenant's Pro Rata Share.

I.	PRIMARY LEASE TERM: 36 Months

J.	COMMENCEMENT DATE: March 1, 2017

K.	TERMINATION DATE: February 29, 2020

L.	ANNUAL BASE RENT:

Year 1:	March 1, 2017 through July 31, 2017	$6,479.60	$5.98 per square foot
Year 1:	August 1, 2017 through February 28, 2018	$12,086.92	$11.99 per square foot
Year 2:	March 1, 2018 through February 28, 2019	$13,000.00	$12.90 per square foot
Year 3:	March 1, 2019 through February 29, 2020	$14,500.00	$14.38 per square foot

M.	BASE OPERATING EXPENSES: The actual Building Operating Expenses for the Base Year. The Base Year shall be the current calendar year based on the commencement date of the Lease.

N.	BASE YEAR: 2017

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O.	SECURITY DEPOSIT AMOUNT: $14,500.00

P.	PARKING: Landlord grants Tenant eight (8) underground parking spaces which will be assigned. Underground parking will be accessed via access card. Any additional parking requirements will be met by utilizing the North Lot. Visitor Parking in the front of the building is available on a first-come-first-serve basis and is in one hour increments which will be strictly enforced. There is no designated and/or reserved restaurant parking.

P.	ADDRESSES FOR NOTICES:

TO LANDLORD:	TO TENANT:
Havana Gold, LLC	Medicine Man Technologies
3535 Larimer St	4880 Havana Street, Suite 200
Denver, CO, 80205	Denver, CO 80239
303-297-8151	Mr. Brett Roper
303-345-1262
licensing@medicinemandenver.com

Q.	LANDLORD'S AGENT:
Andrew Feinstein
3535 Larimer St
Denver, CO, 80205
303-297-8151

R.	ORDINARY BUSINESS HOURS FOR PROPERTY:
8:00 am. to 5:00 p.m., Monday through Friday, except legal holidays

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THIS OFFICE BUILDING LEASE ("Lease"), made on the 31st day of January 2017, by and between Havana Gold, LLC ("Landlord") and Medicine Man Technologies, Inc., an Indiana corporation ("Tenant").

WITNESSETH:

That in consideration of the payment of rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases and demises unto Tenant and Tenant leases from Landlord the Premises being a part of the Building, together with a nonexclusive right, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, or other areas designated by Landlord for the use of the tenants of the Building.

TO HAVE AND TO HOLD the same during the Primary Lease Term, with all appurtenances, unto Tenant from 12 o'clock noon on the Commencement Date, for, during and until 12 o'clock noon on the Termination Date. Tenant shall pay Landlord the Minimum Monthly Rent, commencing on the Commencement Date, and on the first day of each month thereafter during the term hereof, which sum is subject to possible adjustment as provided in Section 5 herein. All rents shall be paid in advance, without notice, setoff, abatement or diminution, at the office of Landlord's Agent.

1.                   SECURITY DEPOSIT. It is agreed that Tenant, concurrently with the execution of this Lease, has deposited with Landlord, and will keep on deposit at all times during the Primary Lease Term and any extension thereof, the Security Deposit Amount, the receipt of which is hereby acknowledged, as security for the payment by Tenant of all Minimum Monthly Rent and all Additional Rent herein agreed to be paid and for the faithful performance of all the terms, conditions and covenants of this Lease. If, at any time during the Primary Lease Term and any extension thereof, Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right to use said Security Deposit Amount, or so much thereof as is necessary, in payment of any Minimum Monthly Rent and all Additional Rent in default, reimbursement of any expense and payment of any damages incurred by Landlord by reason of Tenant's default. In such event, Tenant shall immediately pay Landlord a sufficient amount in cash to restore said Security Deposit Amount to its original amount. If said Security Deposit Amount has not been utilized as aforesaid, said Security Deposit Amount, or as much thereof as has not been utilized, shall be refunded to Tenant, without interest, upon full performance of this Lease by Tenant within sixty (60) days after the Termination Date. Landlord shall have the right to commingle said Security Deposit Amount with other funds of Landlord, and Landlord may use such funds for payment of normal Building Operating Expenses. Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord's interest in the Premises if such interest be sold, and thereupon, Landlord shall be discharged from further liability with respect to such Security Deposit Amount. If claims of Landlord exceed said Security Deposit Amount, Tenant shall remain liable to Landlord for the balance of such claims. Said Security Deposit Amount shall not bear interest in favor of the Tenant.

2.                   PAYMENT OF RENT. Tenant covenants and agrees to pay all rents and sums provided to be paid to Landlord hereunder at the times and in the manner herein provided, including, but not limited to, the Minimum Monthly Rent plus any rent adjustment pursuant to Section 5. All amounts required to be paid hereunder exclusive of Minimum Monthly Rent are herein referred to as "Additional Rent".

3.                   ACCEPTANCE OF PREMISES BY TENANT. Taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in the condition agreed upon between Landlord and Tenant, and acknowledgment of satisfactory completion of any fix-up or remodeling, as the case may be, which Landlord has agreed in writing to perform, except that, if the Landlord has failed to complete any punch list items by the time Tenant takes possession of the Premises, Landlord shall make reasonable and timely efforts to complete the same.

4.                   TENANT IMPROVEMENTS. Except as set forth in Exhibit B attached hereto, Tenant accepts the Premises in their present "as is" condition. All alterations and improvements to the Premises shall be subject to Landlord's prior written consent pursuant to the terms and provisions of the Lease and, except as set forth in Exhibit B hereto, shall be at Tenant's sole cost and expense. All changes and alterations to designation signs for the Premises and in the building directory located in the lobby of the Building, any changes in locks required and any changes required in the electrical or telephone systems, as a result of Tenant's use of the Premises, except at related to the initial occupancy, shall likewise be at Tenant's sole cost and expense and shall require the prior written approval of Landlord. Tenant shall have the right, at its expense, to place signage for itself and any affiliated person or entity on the sidelights of the front door of the Premises. Landlord will place Tenant’s name or any affiliated person or entity on the directory serving the Building. Landlord will pay for the first set of entries on the directory. Any subsequent changes to the directory will be accomplished by Landlord but billed and paid for by Tenant without mark- up by Landlord. Tenant will be allocated space on the Building Monument sign serving the building, at Landlord’s expense. To the best of Landlord’s knowledge, Landlord warrants to Tenant that as of the date hereof the Building Complex is in compliance with all federal, state, and local laws and regulations, and that the Building Complex contains sufficient parking spaces to meet or exceed all governmental requirements.

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5.                   RENT ADJUSTMENT. In addition to terms herein above defined, the following terms shall have the following meanings with respect to the provisions of this Lease:

(a)                 "Lease Year" shall mean each twelve (12) month period beginning with the Commencement Date, or any anniversary thereof, and ending on the same date one (1) year later. If the Lease Year is not concurrent with the calendar year, Landlord will make all adjustments provided herein on a calendar year basis with an appropriate proration for the first and last partial calendar years during the Primary Lease Term or any extension thereof.

(b)                 "Building Complex" as used herein shall mean the Building of which the Premises are a part, the real property on which the same is located, all plazas, common areas, parking lots, open space and any other areas located on said real property and designated by Landlord for use by all tenants in the Building.

(c)                   "Landlord's Accountants" shall mean the individual or firm qualified as a Certified Public Accountant and employed by Landlord from time to time to keep the books and records for the Building Complex.

(d)                  "Operating Expenses" shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance or repair of the Building Complex as determined by Landlord in accordance with generally accepted accounting practices. Operating Expenses shall include, but not be limited to:

(i)      all real property taxes and assessments, including interest and penalties, levied against the Building Complex by any governmental or quasi-govemmental authority. The foregoing shall include any taxes, assessments, surcharges or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or any other reason, whether in lieu of, or in addition to, any current real estate taxes and assessments; provided, however, any taxes which shall be levied on the rentals of the Building Complex shall be determined as if the Building Complex were Landlord's only property, and provided further that in no event shall the term "taxes or assessments," as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations (all of the foregoing area collectively referred to herein as the "Taxes"). "Assessments" shall include so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, utility, or other improvement or special district thereof, against the Premises, the Building or Building Complex or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments with interest thereon as is permitted by law, whether or not actually so paid;

(ii)       costs of supplies, including, but not limited to, janitorial supplies, and the cost of relamping all Building and Premises lighting as the same may be required from time to time;

(iii)        costs incurred in connection with obtaining and providing energy for the Building Complex, including, but not limited to, costs of natural gas, steam, electricity, solar energy or any other sources;

(iv) costs of water and sanitary and storm drainage service;

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(v) costs of janitorial and security services;

(vi)      costs of general maintenance and repairs, including, but not limited to, costs under HVAC and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Building Complex;

(vii) costs of maintenance and replacement of landscaping;

(viii)        insurance premiums, including fire, flood and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building Complex (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance and any other insurance carried by Landlord on the Building Complex or any component parts thereof (all such insurance shall be in such amounts as Landlord may reasonably determine);

(ix)      Landlord’s labor costs, including wages, benefits and other payments, costs to Landlord of workers' compensation and disability insurance, payroll taxes, welfare fringe benefits and all legal fees and other costs or expenses incurred in resolving any labor dispute;

(x)      professional building management fees including costs of storage space, administrative costs and office space required by management in the Building;

(xi)      legal, accounting, inspection and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building Complex) incurred in the ordinary course of operating the Building Complex or in connection with making the computations required hereunder or in any audit of operations or the Building;

(xii)       the costs of capital improvements or structural repairs or replacements made in or to the Building Complex in order to conform to changes subsequent to the date of this Lease in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building Complex including changes required by the Americans with Disabilities Act and any amendments thereto (herein "Required Capital Improvements") plus a reasonable reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building as a first class office building. The expenditures for Required Capital Improvements shall be amortized over the useful life of such capital improvements or structural repair or replacement (as determined by Landlord's Accountants). All costs so amortized shall bear interest on the amortized balance at the rate of twelve percent (12%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing these capital improvements.

Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses with respect to its Premises, then, to the extent that Landlord's Accountants determine that an adjustment should be made in the computation herein provided for, Landlord's Accountants shall be permitted to modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant. Furthermore, in making any computations contemplated hereby, Landlord's Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Subsection 5(d) as shall be reasonably necessary to achieve the intention of the parties hereto.

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(e)                 If Operating Expenses during any Lease Year during the Primary Lease Term, or any extension thereof, including the first Lease Year, exceed the Base Operating Expenses, Tenant shall pay to Landlord Tenant's Pro Rata Share of the amount of such excess ("Operating Expense Escalation") within thirty (30) days following billing therefore by Landlord. In addition to the foregoing, it is agreed that during each Lease Year beginning with the first month of the Lease Year alter the Base Year and each month thereafter during the Primary Lease Term, or any extension thereof, Tenant shall pay to Landlord, at the same time as the Minimum Monthly Rent is paid, an amount equal to one-twelfth (1/12) of Landlord’s estimate (as determined by Landlord's Accountants) of Tenant's Pro Rata Share of any projected excess of the Operating Expenses for that particular Lease Year in excess of the Base Operating Expenses ("Estimated Escalation Increase"), with a final adjustment ("Escalation Reconciliation") to be made between the parties within ninety (90) days after the end of each Lease Year. If during any Lease Year the Estimated Escalation Increase is less than the Estimated Escalation Increase for the previous Lease Year on which Tenant's monthly rental payments were based for said year, the rental payments, attributable to Estimated Escalation Increase, to be paid by Tenant for the new Lease Year shall be decreased accordingly; provided, however, in no event will the rental to be paid by Tenant hereunder ever be less than the Minimum Monthly Rent plus all amounts of Additional Rent.

(f)                   As soon as practical following the end of each Calendar Year during the Primary Lease Term, or any extensions hereof, including the first Lease Year, Landlord shall submit to Tenant a statement prepared by Landlord's Accountants setting forth the Operating Expense Escalation, if any. Beginning with said statement for the second Lease Year, it shall also set forth the Escalation Reconciliation for the Lease Year just completed. To the extent that the Operating Expense Escalation is different from the Estimated Escalation Increase upon which Tenant paid rent during the Lease Year just completed, Tenant shall pay Landlord the difference in cash within thirty (30) days following receipt by Tenant of such statement from Landlord, or receive a credit on future rental owing hereunder as the case may be. Until Tenant receives such statement, Tenant's monthly rent for the new Lease Year shall continue to be paid at the rate being paid for the particular Lease Year just completed, but Tenant shall commence payment to Landlord of the monthly installments of rent on the basis of said statement beginning on the first day of the month following the month in which Tenant receives such statement. Moreover, Tenant shall pay to Landlord, or deduct from the rent, as the case may be, on the date required for the first payment of rent adjusted, the difference, if any, between the monthly installments of rent actually paid during the new Lease Year to date. In addition to the above, if, during any particular Lease Year, there is a change in the information on which Landlord's Accountants based the estimate upon which Tenant is then making its estimated rental payment so that such estimate furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such estimate by notifying Tenant, and there shall be such adjustments made in the monthly rental on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly rent then being paid by Tenant for the balance of the Lease Year (but in no event shall any such decrease result in a reduction of the rent below the Minimum Monthly Rent and all amounts of Additional Rent), as well as a payment by Tenant or credit to the Tenant as appropriate based upon the amount theretofore paid by Tenant during such particular Lease Year pursuant to the prior estimate.

(g)                 Landlord's and Tenant's responsibilities with respect to the Operating Expense adjustment described herein shall survive the expiration or other termination of this Lease.

(h)                 If the Rentable Area is not fully occupied during any particular Lease Year, Landlord's Accountants in determining Tenant's Operating Expense Escalation, shall adjust those Operating Expenses which are affected by Building occupancy for the particular Lease Year, or portion thereof, as the case may be, to the amount of expense which would have been incurred if the occupancy of the Building was not less than ninety-five percent (95%) of all Rentable Area.

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(i)                  If Tenant disputes the amount of an adjustment or the proposed estimated increase or decrease related to the Operating Expense Escalation, the Estimated Escalation Increase or the Escalation Reconciliation submitted by Landlord's Accountants, on the basis of which Tenant's rent is to be adjusted as provided in Subsections 5(e) and 5(f) above, Tenant shall give Landlord written notice of such dispute within thirty (30) days after Landlord's Accountants advise Tenant of such adjustment or proposed increase or decrease. Tenant's failure to give such notice shall waive its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall have the right to engage its own certified public accountants ("Tenant's Accountants") for the purpose of verifying the accuracy of the statement complained of, or the reasonableness of the adjustment or estimated increase or decrease. If Tenant's Accountants determine that they believe an error has been made, Landlord's Accountants and Tenant's Accountants shall endeavor to agree upon the matter, failing which Landlord's Accountants and Tenant's Accountants shall jointly select a third certified public accounting firm ("Third Accountant") which firm shall conclusively determine whether the adjustment or estimated increase or decrease is reasonable, and if not, what amount is reasonable. Both parties shall be bound by such determination. If Tenant's Accountants do not participate in choosing the Third Accountant with twenty (20) days notice by Landlord, then Landlord's determination of the adjustment or estimated increase or decrease shall be conclusively determined to be reasonable and Tenant shall be bound thereby. All costs incurred by Tenant in obtaining Tenant's Accountants and the cost of the Third Accountant shall be paid by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord's Accountants (or found to have occurred by the Third Accountant), of more than ten percent (10%) in the computation of the total amount of Operating Expenses as set forth in the statement submitted by Landlord's Accountant with respect to the matter complained of, in which event Landlord shall pay the reasonable costs incurred by the Third Accountant related to review of expenses. Tenant shall continue to timely pay Landlord the amount of the prior year adjustment and adjusted monthly installments of rent determined by Landlord's Accountants until the adjustment has been determined to be correct or incorrect as aforesaid.

(j)                   Landlord's or Landlord's Accountants' delay in submitting any statement contemplated herein for any Lease Year shall not affect the provisions of this Section 5, nor constitute a waiver of Landlord's rights as set forth herein for said Lease Year or any subsequent Lease Years during the Primary Lease Term or any extensions thereof.

(k)                   Notwithstanding anything to the contrary contained herein, there shall be a cap of four percent (4.0%) per year on a cumulative basis beginning with the first year that Tenant is charged an Operating Expense Escalation on Tenant’s Pro Rata Share of increased controllable Operating Costs; “controllable Operating Costs” means all Operating Costs except for utilities, Taxes, snow removal and property insurance which shall have no such caps.

6.                   SERVICES. Landlord, without charge except as provided herein, and in accordance with standards from time to time prevailing for comparable office buildings, agrees to furnish during Ordinary Business Hours, such heated or cooled air to the Premises, as may, in the judgment of Landlord, be reasonably required for comfortable use and occupancy, in accordance with building standards established at the time the Building was constructed, and provided that Tenant complies with the recommendations of Landlord's engineer and maintenance personnel regarding occupancy and use of the Premises; to provide, during such Ordinary Business Hours, the use of passenger elevators for access to and from the Premises; during Ordinary Business Hours, to cause electric current to be supplied for lighting the Premises and public halls; and to provide janitorial services for the Premises (including such window washing as may in the judgment of the Landlord be reasonably required). Such janitorial services will be provided only on Monday through Friday not including legal holidays. It is understood that Tenant shall use such electric current only for Building standard lighting, typewriters, adding machines, calculators, personal computers, peripherals, and copy machines. Landlord does not guaranty that the quality of the power provided will be sufficient to run computers without power surges or intermittent unavoidable cut-offs. Tenant is encouraged to provide its own power surge protection and uninterruptable power source. To the extent that electric current is used for any other purpose, Tenant's rent may be increased from time to time by Landlord in such amounts as Landlord reasonably determines to cover the costs of such increased use. Such increases shall also be paid monthly. Prior to installation or use by Tenant of any equipment other than as set forth above, Tenant shall notify Landlord of such intended installation or use and Landlord may, at its option, require Tenant at Tenant's sole cost and expense to install a check meter to assist in determining the fair amount by which Tenant's rent should be increased. If Tenant desires electric current, heating or cooled air to the Premises during periods other than during Ordinary Business Hours, Landlord will use reasonable efforts to supply the same, but at the expense of Tenant, as determined from time to time by Landlord. Not less than forty-eight (48) hours' prior notice shall be given by Tenant to Landlord of Tenant's desire for such services. If Tenant requires janitorial services other than those required to be provided to other tenants of the Building generally, Tenant shall separately contract for such services with the same company furnishing janitorial services to Landlord.

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7.                   INTERRUPTION OR DISCONTINUANCE OF LANDLORD'S SERVICES. Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, now or hereafter in force or effect, it being understood that Landlord may discontinue, reduce or curtail such service, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, unavailability of employees, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the control of Landlord. In the event of any such interruptions, reduction or discontinuance of Landlord's services (either temporary or permanent), Landlord shall not be liable for damages to person or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant, or cause or permit an abatement, reduction or setoff of rent, or operate to release Tenant from any of Tenant's obligations hereunder. Tenant further agrees that if any installment of rent shall remain unpaid for more than fifteen (15) days after it shall become due, Landlord may, without notice to Tenant, discontinue furnishing heat, air conditioning, electricity, janitorial or lighting services, or any of them, until all arrears of rent have been paid in full.

8.                   QUIET ENJOYMENT. Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as an Event of Default has not occurred hereunder.

9.                   CHARACTER OF OCCUPANCY. Tenant covenants and agrees to occupy the Premises as general business offices and for no other purpose, and to use them in a careful, safe and proper manner; to pay on demand for any damage to the Premises, Building or Building Complex caused by the negligence of Tenant, its agents, licensees, contractors, employees, or invitees, or the misuse or abuse of the Premises by Tenant, its agents, employees or invitees; not to use or permit the Premises to be used for any purpose prohibited by the laws, codes, rules and regulations of the United States or the state, city and county where the Building is located. If tenant’s occupancy of the premises is deemed to be in conflict with Landlord’s lender’s loan covenants, conditions, or business relationship requirements, then Landlord shall provide Tenant with no less than ninety (90) days notice of it’s intent to terminate this lease agreement. Such termination shall relieve Tenant of any further lease obligations, and there shall be no recourse against Landlord. Landlord, upon surrender of the premises, shall return Tenant’s Security Deposit, any unused rents, and a reimbursement fee of Twenty-Five Thousand Dollars and No cents ($25,000) for Tenants initial IT start-up expenses.

Tenant shall not commit waste or suffer or permit waste to be committed or permit any nuisance on or in the Premises, Building or Building Complex. Further, Tenant will not use or allow the presence or use of any toxic or hazardous substances on or in the Building or Premises, except such substances as are normally and generally used in Tenant’s business and are handled in accordance with state and federal laws, rules, codes and regulations.

10.                ALTERATIONS AND REENTRY BY LANDLORD. Tenant covenants and agrees to permit Landlord at any reasonable time to enter the Premises for any of the following purposes: (a) to examine and inspect the same, or, if Landlord so elects, (b) to perform any obligations of Tenant hereunder which Tenant failed to perform, (c) to perform such cleaning, maintenance, janitorial services, repairs, additions or alterations as Landlord may deem necessary for the safety, improvement or preservation of the Premises, or of other portions of the Building, or as may be required by governmental authorities through any code, rule, regulation, ordinance and/or law, (d) to post "for rent" signs during the last three months of the Primary Lease Term or any extension thereof and (e) to show the Premises to prospective brokers, agents, buyers or tenants. Any such reentry shall not constitute an eviction nor entitle Tenant to abatement of rent. Furthermore, Landlord shall at all times have the right at its election to make such alterations or changes in other portions of the Building as it may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant's access to, or use of, the Premises.

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11.                 ALTERATIONS BY TENANT. Tenant covenants and agrees not to make any alterations in or additions to the Premises without first obtaining the written consent of Landlord. All alterations and additions to the Premises, including by way of illustration and not by limitation, all partitions, paneling, carpeting, drapes or other window coverings and light fixtures (but not including movable office furniture or removable electronics such as Display Televisions, etc., not attached to the Building) shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of the term, whether by lapse of time or otherwise, unless Landlord by notice given to Tenant no later than fifteen (15) days prior to the end of the term shall elect to have Tenant remove all or any of such alterations or additions, and in such event, Tenant shall promptly remove, at its expense, such alterations and additions and restore the Premises to its condition prior to making the alterations or additions, reasonable wear and tear excepted.

12.                 REPAIRS. Tenant shall keep the Premises in as good order, condition and repair and in an orderly state, as ‘when they were entered upon, loss by fire or other casualty (unless caused by the negligence of Tenant, its agents, employees or invitees) or ordinary wear excepted. All such repair and maintenance work and any alterations or additions by Tenant permitted by Landlord under Section 11 above shall be done at Tenant's expense by Landlord's employees or, with Landlord's consent, by persons requested by Tenant and authorized in writing by Landlord. If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that worker's compensation, public liability insurance and property damage insurance, all in the amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord and Landlord's Agent as additional insured. Each such certificate shall provide that the same may not be canceled or modified without thirty (30) days' prior written notice to Landlord. All such work performed by such Contractors and Subcontractors and the Contractors and Subcontractors themselves will be subject to Landlord's construction supervision and rules and will be required to provide lien releases at the completion of the work and as otherwise requested by Landlord.

13.                 MECHANIC'S LIENS. Tenant shall pay or cause to be paid all costs for work done by Tenant on the Premises of a character which will or may result in liens on Landlord's interest therein, and Tenant will keep the Premises free and clear of any mechanic's liens and other liens on account of work done for Tenant or persons claiming under it. Tenant hereby agrees to post the Premises with a notice of non-liability by Landlord and to indemnify, defend and save Landlord harmless of and from all liability, loss, damage, costs or expenses, including attorneys' fees, on account of any claims of any nature whatsoever including claims or liens of laborers, materialmen or others for work performed for or materials or supplies furnished to Tenant or persons claiming under Tenant. Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced, Tenant shall cause such liens to be removed of record or bonded over to Landlord's satisfaction within ten (10) days after Tenant becomes aware of their existence or notice from Landlord whichever first occurs. If Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose the lien has been recorded or filed and shall not have bonded said lien off to Landlord's satisfaction as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs thereon and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

14.                SUBLETTING AND ASSIGNMENT.

(a)                Tenant shall not, directly or indirectly, sell, transfer, assign, encumber, pledge or hypothecate all or any portion of its interest in the Premises, nor permit all or any portion of the Premises to be occupied by anyone other than Tenant, nor sublet all or any portion of the Premises without the written consent of Landlord first being obtained except Tenant shall be allowed, without having to obtain Landlord’s consent, to have professional licensed sub- tenants who pay Tenant consideration for their participation in Tenant’s business and occupy portions of the Premises to perform their services. If Sub-Tenant is a corporation, partnership or other entity a transfer in the aggregate of more than 50% of the equity interest of Tenant at any time or at more than one time during the Primary Lease Term or any extension thereof shall be construed as transfer of the Lease and subject to Landlord's written consent. Notwithstanding the consent of Landlord, any such subletting or assignment shall not relieve Tenant from its primary obligations hereunder to Landlord. If this Lease is assigned or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect the rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as the Tenant hereunder or a release of Tenant from further performance by Tenant of covenants on the part of Tenant herein contained.

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(b)                If Tenant desires to enter into an assignment or sublease it shall first give written notice of its intention to Landlord which notice shall include the name of the proposed assignee or subtenant ("Subtenant"); the nature of Subtenant's business to be carried on in the Premises; the terms of the proposed assignment or sublease and Subtenant's most recent financial statement. Notwithstanding anything contained hereinabove in this Section 14 to the contrary, at any time within thirty (30) days after Landlord's receipt of Tenant's notice herein, Landlord may elect any of the following options in its absolute and sole discretion: (i) consent to such subletting or assignment or (ii) refuse to grant such consent or (iii) refuse to grant such consent and terminate this Lease as to the portion of the Premises with respect to which such consent was requested, provided, however, if Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right to withdraw its request for such consent and remain in possession of the Premises under the terms and conditions hereof. If the Lease is terminated as set forth herein, such termination shall be effective as of the date set forth in a written notice from Landlord to Tenant, which date shall not be less than thirty (30) days nor more than sixty (60) days following such notice. Landlord's consent to any requested subletting or assignment shall not relieve Tenant from obtaining Landlord's express consent to any further assignment or sublease nor waive Landlord's right to refuse to consent to any other such request, or to terminate this Lease if such request is made, all as provided above.

15.                 INJURY TO PERSON OR PROPERTY. Tenant shall neither hold, nor attempt to hold, Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam or any repairs, alteration, injury or accident or any other cause, to the Premises, to any furniture, fixtures, tenant improvements or other personal property of Tenant kept or stored in the Premises, to adjacent premises, or to other parts of the Building not herein demised, whether by reason of the negligence or default of the owners or occupants thereof, or any other person or otherwise. All property of Tenant kept or stored in the Building Complex shall be at the sole risk of Tenant. If Tenant shall obtain risk insurance on any of its property, such insurance shall permit Tenant to waive any rights of subrogation and Tenant hereby waives such rights.

16.               INDEMNIFICATION.

(a)                 Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives all claims of liability that Tenant or Tenant's legal representatives, successors and assigns may have against Landlord, and Tenant hereby indemnifies and agrees to hold Landlord harmless from any and all loss (including loss of use of the Premises or loss of profits) and against all claims, actions, damages, liability, and expenses in connection with loss of life and any injury or damage to any person or property whatsoever: (1) occurring in, on or about the Premises or any part thereof; or (2) occurring in, on or about the Building Complex, when such loss of life, injury or damage is caused in part or in whole by the negligence, fraud or willful misconduct of Tenant, its agents, contractors, employees, licensees or invitees. Tenant further agrees to indemnify and to hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any negligence, fraud or willful misconduct of Tenant, or any of its agents, contractors, employees, licensees or invitees. Similarly Landlord further agrees to indemnify and to hold Tenant harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease or arising from any negligence, fraud or willful misconduct of Landlord, or any of its agents, contractors, employees, licensees or invitees. Such indemnities shall include by way of example, but not limitation, all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim, action or proceeding.

(b)                 Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building Complex or by any owner or occupants of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities of others. Tenant agrees to pay for all damage to the Building Complex, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, fraud or willful misconduct of Tenant or any of its agents, contractors, employees, licensees or invitees. Nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its negligence, fraud or willful misconduct.

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(c)                   Tenant shall obtain and maintain at its expense throughout the Primary Lease Term and any extension thereof a commercial general liability policy covering losses, on an occurrence basis, including protection against personal injury and property damage, with limits of not less than One Million Dollars ($1,000,000.00) with respect to injuries or death of one or more persons, and not less than Two Hundred Thousand Dollars ($200,000.00) with respect to property damage. Tenant shall maintain workers’ compensation insurance in at least the amount required by law. Tenant shall insure its personal property and the Tenant improvements in the Premises with a special form or all risks policy for the full amount of the replacement cost thereof and shall obtain rental coverage insurance and insure against loss of profits. All such policies shall name Landlord and Landlord's Agent as additional insured. Each such policy shall provide that the same may not be canceled or modified without at least thirty (30) days' prior written notice to Landlord. Tenant shall, at the request of Landlord, deliver from time to time (but no less frequently than annually) evidence of insurance on forms acceptable to Landlord. Said policies shall be with companies qualified to do business in Colorado. Tenant shall obtain from the insurer a waiver of its right of subrogation against Landlord and Landlord’s Agent in all such policies. The limits of said insurance shall not, however, limit the liability of the Tenant hereunder.

17.                SURRENDER AND NOTICE. Upon the expiration or other termination of the Primary Lease Term or any extension thereof, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty (unless caused by the Tenant, its agents, servants, employees or invitees) excepted, and Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Section 11. If Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises.

18.                FIRE, RESTORATION OF PREMISES.

(a)                   If the Premises, or said Building, shall be so damaged by fire or other casualty as to render the Premises wholly untenantable, and if such damage is so great that Landlord determines the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred fifty (150) working days from the happening thereof, or if Landlord determines not to repair said damage, then this Lease shall cease and terminate from the date of the occurrence of such damage; and Tenant thereupon shall surrender to Landlord the Premises and remove Tenant's property therefrom. Tenant shall pay rent, duly apportioned, up to the time of such termination of this Lease.

(b)                 If, however, the damage shall be such that Landlord determines that the Premises can be made tenantable within said one hundred fifty (150) day period from the happening of such damage or other casualty and Landlord determines to repair said damage, then, except as hereinafter provided, Landlord shall repair the damage so done with reasonable speed. Tenant shall continue to pay rent during the period of repair.

(c)                   If the Premises without the fault of Tenant or any of its agents, contractors, employees, licensees or invitees, shall be slightly damaged by fire or other casualty, but not so as to render the same untenable, Landlord, after receiving notice in writing of the occurrence of the injury, shall cause the same to be repaired with reasonable promptness. Tenant shall continue to pay rent during the period of repair.

(d)                 If the fire or other casualty causing injury to the Premises or other parts of the Building shall have been caused by the negligence or misconduct of Tenant, its agents, contractors, employees, licensees or invitees, such injury shall be repaired by Landlord at the expense of Tenant. Tenant shall continue to pay rent during the period of repair.

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(e)                   In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, can be repaired within said one hundred fifty (150) days) that Landlord within sixty (60) days after the happening of such injury shall decide not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the rent properly apportioned up to said date, this Lease shall terminate from the date of delivery of said written notice and both parties hereto shall be freed and discharged of all further obligations hereunder.

19.                  CONDEMNATION. If any portion of the Premises or any portion of the Building which shall render the Premises untenable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant, exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate, and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender to Landlord the Premises and all interest therein under this Lease, and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. If such taking or conveyance occurs, Landlord shall receive the entire award or consideration for the lands and improvements so taken, including the value, if any, which is given to this Lease. Nothing herein contained shall be construed as depriving the Tenant of the right to retain as its sole property any compensation paid for any tangible personal property owned by the Tenant which is taken in any such condemnation proceeding or awarded to Tenant for moving or relocation expenses.

20.                  DEFAULT BY TENANT. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

(a)   Failure to pay rent or any other amounts payable hereunder when due, and such default shall continue for ten (10) days after receipt of written notice from Landlord; provided, however, Tenant shall not be entitled to more than two (2) notices of a delinquency for a monetary default during any Lease Year. If thereafter any rent or other amounts owing hereunder are not paid when due, a default shall be considered to have occurred even though no notice thereof is given;

(b)   Tenant shall abandon or permanently vacate the Premises for thirty (30) consecutive days;

(c)   If this Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner herein provided;

(d)   This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days alter the levy thereof;

(e)   Tenant shall file a petition in bankruptcy or insolvency or for reorganization of arrangement under the bankruptcy laws of the United States or under any insolvency, act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

(f)   Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant shall be instituted against Tenant, or a receiver or trustee shall be appointed for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

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(g)   Tenant shall, for reasons other than those specifically permitted in this Lease, cease to conduct continually its normal business operations in the Premises, or fail to from the Commencement Date throughout the term of this Lease and any renewals hereof, do any of the following:

(i)	keep the phone lines in the Premises hooked up with adequate personnel to operate same; or

(ii)	operate its normal business activities as an active and ongoing entity consistent with generally accepted standards in the industry;

(h) Tenant shall fail to obtain a release of any mechanic's lien, as required herein;

(i)   A guarantor of this Lease, if any, or a general partner of Tenant (if Tenant is a general or limited partnership), becomes a debtor under any state or federal bankruptcy proceedings, or becomes subject to receivership or trusteeship proceedings, whether voluntary or involuntary; except in the case of a guarantor, Tenant shall not be in default if a substitute guarantor, with acceptable credit worthiness and financial abilities in light of the responsibilities of Tenant hereunder, and other acceptable to Landlord, is provided to Landlord within fifteen (15) days after notice by Landlord to Tenant;

(j)   All or any part of the personal property of Tenant is seized, subject to levy or attachment, or similarly repossessed or removed from the Premises;

(k)   Tenant's representations regarding its financial condition and creditworthiness are false;

(l)   Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such nonperformance shall continue for a period of fifteen (15) days after notice thereof by Landlord to Tenant, or if such performance cannot be reasonably had within such fifteen (15) day period, Tenant shall not in good faith have commenced such performance within such fifteen (15) day period and shall not diligently proceed therewith to completion.

21.                REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the right at its election, provided that Landlord complies with Colorado law, then or at any time thereafter:

(a)                 To give Tenant written notice of intention to terminate this Lease on the date of such given notice or any later date specified therein, and on the date specified in such notice, Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated, except as to Tenant's liability; or

(b)                 Without demand or notice, to reenter and take possession of the Premises or any part thereof, and repossess same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears or future obligations of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter as provided in this Subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord's or Tenant's name, but for the account of Tenant. Any reletting under this Section shall be for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its uncontrolled discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

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(c)                 If Landlord does not elect to terminate this Lease as permitted in Subsection (a) of this Section, but on the contrary, elects to take possession as provided in Subsection (b) hereof, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attomeys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day.

(d)                  If this Lease is terminated pursuant to the provisions of this Section 21:

(i)      Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated above in Subsection (c)(ii). Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day.

(ii)       Alternatively, at the sole discretion of the Landlord, Tenant will pay Landlord a lump sum amount equal to the present value of the rent that would have been payable hereunder if this Lease had not been terminated less the reasonable net rental value of the Premises. Such lump sum amount will be based upon the Minimum Monthly Rent plus Additional Rent (including without limitation, rent attributable to Operating Expense Escalation, Estimated Escalation Increase and Escalation Reconciliation) for the period during which the lease termination is effective at a discount rate of seven percent (7%).

(e)                 Suit or suits for the recovery of the rent and other amounts and damages set forth hereinabove may be brought by Landlord from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date whereon the Primary Lease Term would have expired had there been no such default by Tenant. Each right and remedy provided in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord or any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or otherwise. All costs incurred by Landlord or Tenant in connection with collecting any rent or other amounts and damages owing by the other pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by the non-defaulting party, shall also be recoverable by the prevailing party.

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(f)                   No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, (i) the same shall continue in full force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination, and (ii) in the event of a Tenant default, Landlord must mitigate its damages as required by Colorado law.

(g)                 Nothing in this Section shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the proceeding provisions of this Section.

(h)                 Notwithstanding anything contained hereinabove in this Section to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors or appointment of a receiver or trustee set forth above, shall be considered to be an Event of Default only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease or any partner or guarantor thereof.

(i)                   Any rents or amounts owing hereunder (including amounts that are the subject of this Section) which are not paid within ten (10) days after the date they are due, shall thereafter bear interest at the rate of ten percent (10%) per annum, or the highest rate permitted by applicable law, whichever is lower, until paid. Further, in the event any rents or other amounts owing hereunder are not paid within said five (5) day period, Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional late charge for any such late payment in the amount of five percent (5%) of such payment. Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right, but not the obligation to do, shall, if not repaid by Tenant within ten (10) days after demand by Landlord, thereafter bear interest at the rate of ten percent (10%) per annum, or the highest rate permitted by applicable law, whichever is lower, until paid.

22.   SUBORDINATION AND ATTORNMENT. This Lease shall be subordinate to any mortgage, deed of trust (now or hereafter placed upon the Building Complex), ground lease or declaration of covenants (now or hereafter placed upon the Building Complex) regarding maintenance and use of any areas contained in any portion of the Building Complex, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of its mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or the date of recording thereof. Tenant agrees to execute such documents which may be required to effectuate such subordination or to make this Lease junior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of sale, through foreclosure of a deed of trust or mortgage, or otherwise.

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23.   REMOVAL OF TENANT'S PROPERTY. All movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor. Tenant shall pay Landlord all expenses incurred in connection with the disposition of such property. Tenant's property shall not be removed from the Premises without the prior written consent of Landlord, except to the extent such property is replaced with an item of equal or greater value.

24.   HOLDING OVER: TENANCY MONTH TO MONTH. If after the expiration of this Lease Tenant shall remain in possession of the Premises and continue to pay rent, without any express written agreement as to such holding, then such holding over shall be deemed and taken to be a holding upon a tenancy from month-to-month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly rent equivalent to one hundred twenty five percent (125%) of the monthly installments paid by Tenant immediately prior to such expiration, payable in advance on the same day of each calendar month. Such month-to-month tenancy may be terminated by either party upon ten (10) days' written notice prior to the end of any such monthly period.

25.   PAYMENTS AFTER TERMINATION. No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgment granting Landlord possession of said Premises, Landlord may receive and collect any sums or rent due, or any other sums of money due under the terms of this Lease, or otherwise exercise its rights and remedies hereunder. The payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or judgment theretofore obtained.

26.   PREMISES NOT READY FOR OCCUPANCY. If Landlord is to remodel the Premises, and if the Premises are not ready for occupancy on the Commencement Date, the rent under this Lease shall not commence until the Premises are ready for occupancy, whereupon this Lease, and all of the covenants, conditions and agreements herein contained shall be in full force and effect; and the Termination Date shall be postponed for an equivalent period of time, and the postponement of rent herein provided to be paid by Tenant for such period prior to the delivery of the Premises to Tenant ready for occupancy shall be in full settlement for all claims which Tenant might otherwise have by reason of said Premises not being ready for occupancy on the Commencement Date. Provided, however, if Tenant takes possession of all or any part of the Premises prior to the date the Premises are ready for occupancy (such possession subject to Landlord consent), all terms and provisions of this Lease shall apply except for the payment of rent. "Ready for occupancy" as used herein shall mean the date that Landlord shall have substantially completed any remodeling work to be performed by Landlord to the extent agreed to in the work letter. The certificate of the architect (or other representative of Landlord) in charge of supervising the completion or remodeling of the Premises shall control conclusively the date upon which the Premises are ready for occupancy, and the obligation to pay rent begins as aforesaid. In addition to the above, if Landlord is delayed in delivering the Premises to Tenant due to the failure of a prior occupant to vacate the same, then, the rent and Commencement and Termination Dates shall also be postponed as hereinabove set forth, and such postponement shall be in full settlement of all claims which Tenant may otherwise have by reason of the delay of delivery.

27.   MID-MONTH COMMENCEMENT. If, as a result of the postponement of the Commencement Date, the Primary Lease Term would begin other than the first day of the month, the Commencement Date shall be further postponed until the first day of the following month, but Tenant shall pay proportionate rent at the same monthly rate set forth herein (also in advance) for such partial month and all other terms and conditions of this Lease shall be in force and effect during such partial month. As soon as the Primary Lease Term commences, Landlord and Tenant shall execute an addendum to this Lease, which may be requested by either party, setting forth the exact Commencement Date and Termination Date hereof.

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28.   TENANT ESTOPPEL STATEMENT. Tenant agrees at any time and from time to time, upon not less than ten (10) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications), that there have been no Events of Default hereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature hereof), the amount of the Minimum Monthly Rent, the Security Deposit Amount and the date to which the rent and other charges have been paid in advance, if any. It is intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of all or any portion of Landlord's interest herein, or a holder of any mortgage or deed of trust encumbering the Building Complex.

Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modifications except as may be represented by Landlord, (ii) that there are no uncured Events of Default in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance. Further, upon request, Tenant will supply Landlord a corporate resolution certifying that the party signing this statement on behalf of Tenant is properly authorized to do so.

29. MISCELLANEOUS.

(a)   Notwithstanding any other language herein, the term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building in which the premises are situated at the time in question, and in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant.

(b)   This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof and an opportunity granted to Landlord and such holder to correct such violation as provided in Subsection (f) of this Section.

(c)   If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Primary Lease Term, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(d)   The caption of each Section is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

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(e)   Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns. The terms, conditions and covenants hereof shall also be considered to be covenants running with the land.

(f)   If any alleged default on the part of Landlord hereunder occurs, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any mortgages or deeds of trust covering the Building Complex or any portion thereof of whose address Tenant has been notified in writing, and shall afford such holder a reasonable opportunity to cure any alleged default on Landlord's behalf. In no event will Landlord be responsible for any damages incurred by Tenant, including, but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

(g)   Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

(h)   If there is more than one entity or person which or who are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

(i)   No act or thing done by Landlord or Landlord's agents during the terms hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding on Landlord unless such act or thing shall be approved by an officer of Landlord or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord's agents, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the fill] amount due hereunder, shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as rent, be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

(j)   Landlord shall have the right at any time to change the name of the Building, to construct other buildings or improvements in any plaza, or other area designated by Landlord for use by tenants or to change the location, character or make alterations of, or additions to, any of said plaza or other areas.

(k)   Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to its interest in the Building.

(l)   Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties by Landlord, its agents or employees except such as are expressed herein, and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

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31. AUTHORITIES FOR ACTION AND NOTICE.

(a)  Except as herein otherwise provided, Landlord may act in any matter provided for herein by Landlord's Agent or any other person who shall from time to time be designated in writing.

(b) All notices or demands required or permitted to be given to Landlord hereunder shall be in writing and shall be deemed duly served when delivered personally to Landlord's Agent, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord at its principal office in the Building or at the most recent address of which Landlord has notified Tenant in writing. All notices or demands required to be given to Tenant hereunder shall be in writing and shall be deemed duly served when delivered personally to any officer of Tenant in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant at its office in the Building. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be mailed. The foregoing shall not prohibit notice being given as provided in Rule 4 of Colorado Rules of Civil Procedure, as the same may be amended from time to time.

32.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year first above written.

Tenant:

/s/ Brett Roper

Brett Roper (Feb 27, 2017)

Brett Roper, COO

Medicine Man Technologies, Inc.

Landlord:

/s/ Andrew Feinstein

Andrew Feinstein (Feb 27, 2017)

Andrew Feinstein, Manager

Havana Gold, LLC

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Exhibit A

Second Floor

4880 Havana Street

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Exhibit B

Tenant Improvements

Landlord will turnkey the Tenant improvements which include:

•	Replacing carpet throughout the Suite
•	Repainting the entire Suite to the mutual agreement of Landlord and Tenant
•	Ensuring all existing IT wiring (phone and internet) are 100% usable

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